UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2016

CROSSROADS CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 N. 13th Street, #1100

Lincoln, Nebraska 68508

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (402) 261-5345

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreements.

On December 7, 2016, Crossroads Capital, Inc. (the “Company”) sold its entire position of 1,084,873 shares of Centrify Corporation Series E Convertible Preferred Stock for $3,200,000 to a purchaser that is not affiliated with the Company, its officers, directors, or employees, nor any person controlling or under common control with the Company or its affiliates.

The Company and the purchaser of the Centrify stock each made customary representations and warranties to one another. Centrify executed the sale agreement for the limited purpose of providing certain acknowledgments, representations and consents to the transfer of shares.

The Company issued a press release announcing the disposition of its shares in Centrify on December 8, 2016. A copy of the Company’s press release dated December 8, 2016, is attached as Exhibit 99.1, and is incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release announcing the closing of its sale of Centrify shares on December 8, 2016, a copy of which is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2016	CROSSROADS CAPITAL, INC.

	By:	/s/ Ben H. Harris, J.D.
Ben H. Harris, J.D.
President and Chief Executive Officer